UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 5, 2006 (April 3, 2006)
US Dataworks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Hollister Road, Suite 250
Houston, TX	77040

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 934-3855

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
Signature
Index to Exhibits
Employment Agreement - John J. Figone
Employment Agreement - Terry E. Stepanik
Employement Agreement - Mario Villarreal

Item 1.01 Entry into a Material Definitive Agreement.
     US Dataworks, Inc. (the “Company”) entered into employment agreements with each of John J. Figone, Terry E. Stepanik and Mario Villarreal effective April 3, 2006. Each of the employment agreements has a three year term with automatic renewal for successive one-year terms unless either party gives timely notice of non renewal.
     Under the terms of his Agreement, Mr. Figone will continue to serve as the Senior Vice President, Business Development and General Counsel of the Company at an annual base salary of $175,000. Pursuant to the terms of his agreement, Mr. Figone is entitled to receive an option to purchase 700,000 shares of the Company’s common stock under the Company’s 2000 Stock Option Plan (the “Plan”). The option vests as to 300,000 shares on April 3, 2006, and 200,000 shares on each of April 3, 2007 and April 3, 2008. Mr. Figone is also eligible to receive a quarterly bonus for any acquisitions or mergers involving the Company. If Mr. Figone is terminated, other than for cause, death or disability, or if he resigns within 10 days following a material reduction in his duties or a material reduction of compensation within six months following a change in control, Mr. Figone will be entitled to receive a lump sum payment equal to two times his annual base salary, any bonus for acquisitions or mergers consummated within 180 days after the date of his termination and his stock options shall vest 100%, subject to compliance with certain ongoing obligations and the delivery of a release to the Company. A copy of Mr. Figone’s employment agreement is attached hereto as Exhibit 10.1. This summary is qualified by reference to that agreement.
     Under the terms of his Agreement, Mr. Stepanik will continue to serve as the President, Payment Products Division and Vice Chairman of the Company at an annual base salary of $190,000. Pursuant to the terms of his agreement, Mr. Stepanik is entitled to receive an option to purchase 550,000 shares of the Company’s common stock under the Plan. The option vests as to 150,000 shares on April 3, 2006, and 200,000 shares on each of April 3, 2007 and April 3, 2008. Mr. Stepanik is also eligible to receive a quarterly bonus equal to 4.0% of the Company’s revenue increase measured from fiscal year quarter to fiscal year quarter. In addition, Mr. Stepanik is entitled to receive a bonus of $48,125 for fiscal year 2006. If Mr. Stepanik is terminated, other than for cause, death or disability, or if he resigns within 10 days following a material reduction in his duties or a material reduction of compensation within six months following a change in control, Mr. Stepanik will be entitled to receive a lump sum payment equal to two times his annual base salary, any bonus earned but not paid and his stock options shall vest 100%, subject to compliance with certain ongoing obligations and the delivery of a release to the Company. A copy of Mr. Stepanik’s employment agreement is attached hereto as Exhibit 10.2. This summary is qualified by reference to that agreement.
     Under the terms of his Agreement, Mr. Villarreal will continue to serve as the Senior Vice President-Chief Technology Officer of the Company at an annual base salary of $185,000. Pursuant to the terms of his agreement, Mr. Villarreal is entitled to receive 200,000 shares of restricted common stock under the Plan. The shares vest as to 25,000 shares on April 3, 2006, and 87,500 shares on each of April 3, 2007 and April 3, 2008. Mr. Villarreal is also eligible to receive a quarterly bonus equal to 3.5% of the Company’s revenue increase measured from fiscal year quarter to fiscal year quarter. In addition, Mr. Villarreal is entitled to receive a bonus of $78,750 for fiscal year 2006. If Mr. Villarreal is terminated, other than for cause, or resigns within 10 days following a material decrease in title or a material reduction in compensation within six months following a change of control, he will be entitled to receive a lump sum payment equal to two times his annual base salary, any bonus earned but not paid and his Restricted Stock shall vest 100%, subject to compliance with certain ongoing obligations and the delivery of a release to the Company. A copy of Mr. Villarreal’s employment agreement is attached hereto as Exhibit 10.3. This summary is qualified by reference to that agreement.

     Each of the Employment Agreements contains standard termination provisions for disability, death or cause, and contains non-compete, non-solicitation and confidentiality provisions that prohibit Messrs. Figone, Stepanik and Villarreal from disclosing certain information belonging to the Company.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
10.1	Employment Agreement dated and effective as of April 3, 2006 by and between US Dataworks, Inc. and John J. Figone.

10.2	Employment Agreement dated and effective as of April 3, 2006 by and between US Dataworks, Inc. and Terry E. Stepanik.

10.3	Employment Agreement dated and effective as of April 3, 2006 by and between US Dataworks, Inc. and Mario Villarreal.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date April 5, 2006	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer

Index to Exhibits
10.1	Employment Agreement dated and effective as of April 3, 2006 by and between US Dataworks, Inc. and John J. Figone.

10.2	Employment Agreement dated and effective as of April 3, 2006 by and between US Dataworks, Inc. and Terry E. Stepanik.

10.3	Employment Agreement dated and effective as of April 3, 2006 by and between US Dataworks, Inc. and Mario Villarreal.